Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement of TechPrecision Corporation on Form S-1, of our report dated June 10, 2008 related to the consolidated financial statements of TechPrecision Corporation as of March 31, 2007 and 2008 and for the years ended March 31, 2007 and 2008, appearing in the prospecus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Tabriztchi & Co., CPA, P.C.

7 Twelfth Street
Garden City, New York

August 26, 2008